ARTICLES SUPPLEMENTARY

MAXIM SERIES FUND, INC.

Maxim Series Fund, Inc. (the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: On December 9, 2010, the Board of Directors of the Corporation, pursuant to the authority contained in the Corporation’s charter, and in accordance with Section 2-105(c) of the Maryland General Corporation Law, unanimously adopted resolutions approving:

1. The establishment of 6 new series of capital stock of the Corporation, each representing interests in a separate investment portfolio, and the creation of multiple classes of shares, with a par value of Ten Cents ($.10) per share, of each such series to be designated as follows:

Series/Portfolio	Class
Maxim International Index	Initial Class
Maxim International Index	Class L
Maxim S&P MidCap 400® Index	Initial Class
Maxim S&P MidCap 400® Index	Class L
Maxim SecureFoundation Lifetime 2020	Class G
Maxim SecureFoundation Lifetime 2020	Class G1
Maxim SecureFoundation Lifetime 2020	Class L
Maxim SecureFoundation Lifetime 2030	Class G
Maxim SecureFoundation Lifetime 2030	Class G1
Maxim SecureFoundation Lifetime 2030	Class L
Maxim SecureFoundation Lifetime 2040	Class G
Maxim SecureFoundation Lifetime 2040	Class G1
Maxim SecureFoundation Lifetime 2040	Class L
Maxim SecureFoundation Lifetime 2050	Class G
Maxim SecureFoundation Lifetime 2050	Class G1
Maxim SecureFoundation Lifetime 2050	Class L

2. The creation of a new class of shares to be designated “Class L” for each of the following series:

Series/Portfolio
Maxim Lifetime 2015 I
Maxim Lifetime 2015 II
Maxim Lifetime 2015 III
Maxim Lifetime 2025 I
Maxim Lifetime 2025 II
Maxim Lifetime 2025 III
Maxim Lifetime 2035 I
Maxim Lifetime 2035 II
Maxim Lifetime 2035 III
Maxim Lifetime 2045 I
Maxim Lifetime 2045 II
Maxim Lifetime 2045 III
Maxim Lifetime 2055 I
Maxim Lifetime 2055 II
Maxim Lifetime 2055 III
Maxim SecureFoundation Balanced
Maxim SecureFoundation Lifetime 2015
Maxim SecureFoundation Lifetime 2025

Series/Portfolio
Maxim SecureFoundation Lifetime 2035
Maxim SecureFoundation Lifetime 2045
Maxim SecureFoundation Lifetime 2055

and

3. The classification of One Billion Two Hundred Sixty Million (1,260,000,000) shares of the Corporation’s authorized but unissued stock so that the total number of shares of stock of all classes that the Corporation has authority to issue shall be as hereinafter set forth.

SECOND: The description of each of the aforementioned new series and classes of capital stock of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as set forth in the Corporation’s Articles of Incorporation, provided that, if any of the proposals to amend and restate the Corporation’s Articles of Incorporation, as described in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on November 2, 2010, as such proxy statement may be amended or supplemented from time to time, is approved by the stockholders of the Corporation, then the description of each of the aforementioned new series and classes of capital stock of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, shall be as set forth in the Corporation’s Amended and Restated Articles of Incorporation upon the filing thereof with the Department in accordance with such stockholder approval.

THIRD: The total number of shares of capital stock that the Corporation has authority to issue has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law to the extent hereinafter set forth.

FOURTH: Both as of immediately before the increase or decrease and as increased or decreased: (i) the total number of shares of stock of all classes that the Corporation has authority to issue is Eight Billion (8,000,000,000) shares, (ii) the number of shares of stock of each class is as set forth in the table below, (iii) the par value of the shares of stock of each class is Ten Cents ($.10) per share, and (iv) the aggregate par value of all the shares of all classes is Eight Hundred Million Dollars ($800,000,000).

		Authorized Shares (expressed in millions)
Series/Portfolio	Class	Before	After

Maxim Money Market	Common Stock	1,000	1,000
Maxim Stock Index	Common Stock	105	105
Maxim Bond Index	Common Stock	105	105
Maxim U.S. Government Mortgage Securities	Common Stock	105	105
Maxim Index 600	Common Stock	100	100
Maxim Putnam High Yield Bond	Common Stock	115	115
Maxim Janus Large Cap Growth	Common Stock	100	100
Maxim MFS International Growth	Common Stock	100	100
Maxim Federated Bond	Common Stock	100	100
Maxim MFS International Value	Common Stock	100	100
Maxim S&P 500® Index	Common Stock	100	100
Maxim MidCap Value	Common Stock	100	100
Maxim Small-Cap Value	Common Stock	125	125

		Authorized Shares (expressed in millions)
Series/Portfolio	Class	Before	After
Maxim Ariel MidCap Value	Common Stock	100	100
Maxim Ariel Small-Cap Value	Common Stock	100	100
Maxim Loomis Sayles Small-Cap Value	Common Stock	105	105
Maxim Loomis Sayles Bond	Common Stock	100	100
Maxim T. Rowe Price Equity/Income	Common Stock	125	125
Maxim Small-Cap Growth	Common Stock	105	105
Maxim Invesco ADR	Common Stock	100	100
Maxim Short Duration Bond	Common Stock	100	100
Maxim T. Rowe Price MidCap Growth	Common Stock	125	125
Maxim Global Bond	Common Stock	100	100
Maxim International Index	Initial Class	0	52.5
Maxim International Index	Class L	0	33
Maxim S&P MidCap 400® Index	Initial Class	0	52.5
Maxim S&P MidCap 400® Index	Class L	0	33
Maxim Conservative Profile I	Common Stock	100	100
Maxim Moderately Conservative Profile I	Common Stock	100	100
Maxim Moderate Profile I	Common Stock	100	100
Maxim Moderately Aggressive Profile I	Common Stock	100	100
Maxim Aggressive Profile I	Common Stock	100	100
Maxim Conservative Profile II	Common Stock	100	100
Maxim Moderately Conservative Profile II	Common Stock	100	100
Maxim Moderate Profile II	Common Stock	200	200
Maxim Moderately Aggressive Profile II	Common Stock	100	100
Maxim Aggressive Profile II	Common Stock	175	175
Maxim Lifetime 2015 I	Class T	45	45
Maxim Lifetime 2015 I	Class T1	45	45
Maxim Lifetime 2015 I	Class L	0	33
Maxim Lifetime 2015 II	Class T	45	45
Maxim Lifetime 2015 II	Class T1	45	45
Maxim Lifetime 2015 II	Class L	0	33
Maxim Lifetime 2015 III	Class T	45	45
Maxim Lifetime 2015 III	Class T1	45	45
Maxim Lifetime 2015 III	Class L	0	33
Maxim Lifetime 2025 I	Class T	45	45
Maxim Lifetime 2025 I	Class T1	45	45
Maxim Lifetime 2025 I	Class L	0	33
Maxim Lifetime 2025 II	Class T	45	45
Maxim Lifetime 2025 II	Class T1	45	45
Maxim Lifetime 2025 II	Class L	0	33
Maxim Lifetime 2025 III	Class T	45	45
Maxim Lifetime 2025 III	Class T1	45	45
Maxim Lifetime 2025 III	Class L	0	33
Maxim Lifetime 2035 I	Class T	45	45
Maxim Lifetime 2035 I	Class T1	45	45
Maxim Lifetime 2035 I	Class L	0	33
Maxim Lifetime 2035 II	Class T	45	45
Maxim Lifetime 2035 II	Class T1	45	45
Maxim Lifetime 2035 II	Class L	0	33
Maxim Lifetime 2035 III	Class T	45	45

		Authorized Shares (expressed in millions)
Series/Portfolio	Class	Before	After
Maxim Lifetime 2035 III	Class T1	45	45
Maxim Lifetime 2035 III	Class L	0	33
Maxim Lifetime 2045 I	Class T	45	45
Maxim Lifetime 2045 I	Class T1	45	45
Maxim Lifetime 2045 I	Class L	0	33
Maxim Lifetime 2045 II	Class T	45	45
Maxim Lifetime 2045 II	Class T1	45	45
Maxim Lifetime 2045 II	Class L	0	33
Maxim Lifetime 2045 III	Class T	45	45
Maxim Lifetime 2045 III	Class T1	45	45
Maxim Lifetime 2045 III	Class L	0	33
Maxim Lifetime 2055 I	Class T	45	45
Maxim Lifetime 2055 I	Class T1	45	45
Maxim Lifetime 2055 I	Class L	0	33
Maxim Lifetime 2055 II	Class T	45	45
Maxim Lifetime 2055 II	Class T1	45	45
Maxim Lifetime 2055 II	Class L	0	33
Maxim Lifetime 2055 III	Class T	45	45
Maxim Lifetime 2055 III	Class T1	45	45
Maxim Lifetime 2055 III	Class L	0	33
Maxim SecureFoundation Balanced	Class G	75	75
Maxim SecureFoundation Balanced	Class G1	75	75
Maxim SecureFoundation Balanced	Class L	0	33
Maxim SecureFoundation Lifetime 2015	Class G	75	75
Maxim SecureFoundation Lifetime 2015	Class G1	75	75
Maxim SecureFoundation Lifetime 2015	Class L	0	33
Maxim SecureFoundation Lifetime 2020	Class G	0	33
Maxim SecureFoundation Lifetime 2020	Class G1	0	33
Maxim SecureFoundation Lifetime 2020	Class L	0	33
Maxim SecureFoundation Lifetime 2025	Class G	75	75
Maxim SecureFoundation Lifetime 2025	Class G1	75	75
Maxim SecureFoundation Lifetime 2025	Class L	0	33
Maxim SecureFoundation Lifetime 2030	Class G	0	33
Maxim SecureFoundation Lifetime 2030	Class G1	0	33
Maxim SecureFoundation Lifetime 2030	Class L	0	33
Maxim SecureFoundation Lifetime 2035	Class G	75	75
Maxim SecureFoundation Lifetime 2035	Class G1	75	75
Maxim SecureFoundation Lifetime 2035	Class L	0	33
Maxim SecureFoundation Lifetime 2040	Class G	0	33
Maxim SecureFoundation Lifetime 2040	Class G1	0	33
Maxim SecureFoundation Lifetime 2040	Class L	0	33
Maxim SecureFoundation Lifetime 2045	Class G	75	75
Maxim SecureFoundation Lifetime 2045	Class G1	75	75
Maxim SecureFoundation Lifetime 2045	Class L	0	33
Maxim SecureFoundation Lifetime 2050	Class G	0	33
Maxim SecureFoundation Lifetime 2050	Class G1	0	33
Maxim SecureFoundation Lifetime 2050	Class L	0	33
Maxim SecureFoundation Lifetime 2055	Class G	75	75
Maxim SecureFoundation Lifetime 2055	Class G1	75	75

		Authorized Shares (expressed in millions)
Series/Portfolio	Class	Before	After
Maxim SecureFoundation Lifetime 2055	Class L	0	33

Unclassified Capital Stock:		1,260	0

Total:		8,000	8,000

FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, Maxim Series Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Secretary this 22nd day of December 2010, and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, and certify that, to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:	MAXIM SERIES FUND, INC

/s/ R.L. Logsdon	/s/ M.T.G. Graye
Name: R.L. Logsdon	Name: M.T.G. Graye
Title: Assistant Vice President, Counsel and Secretary	Title: Chairman, President and Chief Executive Officer

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